                                                                    EXHIBIT 10.5


                          BLUE CROSS LICENSE AGREEMENT
              (INCLUDES REVISIONS, IF ANY, ADOPTED BY MEMBER PLANS
                     THROUGH THEIR MARCH 14, 2002 MEETING)



     This agreement by and between Blue Cross and Blue Shield Association ("BCBSA") and The Blue Cross Plan, known as ________________ (the "Plan").

                                    PREAMBLE


     WHEREAS, the Plan and/or its predecessor(s) in interest (collectively the "Plan") had the right to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") for health care plans in its service area, which was essentially local in nature;


     WHEREAS, the Plan was desirous of assuring nationwide protection of the Licensed Marks, maintaining uniform quality controls among Plans, facilitating the provision of cost effective health care services to the public and otherwise benefiting the public;

     WHEREAS, to better attain such ends, the Plan and the predecessor of BCBSA in 1972 simultaneously executed the BCA License Agreement(s) and the Ownership Agreement; and

         WHEREAS, BCBSA and the Plan desire to supersede said Agreement(s) to reflect their current practices and to assure the continued integrity of the Licensed Marks and of the BLUE CROSS system;


         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. BCBSA hereby grants to the Plan, upon the terms and conditions of this License Agreement, the right to use BLUE CROSS in its trade and/or corporate name (the "Licensed Name"), and the right to use the Licensed Marks, in the sale, marketing and administration of health care plans and related services in the Service Area set forth and defined in paragraph 5 below. As used herein, health care plans and related services shall include acting as a nonprofit health care plan, a for-profit health care plan, or mutual health insurer operating on a not-for-profit or for-profit basis, under state law; financing access to health care services; providing health care management and administration; administering, but not underwriting, non-health portions of Worker's Compensation insurance; and delivering health care services, except hospital services (as defined in the Guidelines to Membership Standards Applicable to Regular Members).

     2. The Plan may use the Licensed Marks and Name in connection with the offering of: a) health care plans and related services in the Service Area through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the "Controlled Affiliate License Agreement"); and: b) insurance coverages offered by life insurers under the applicable law in the Service Area, other than those which the Plan may offer in its own name, provided through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1A hereto (the "Controlled Affiliate License Agreement Applicable to Life Insurance Companies") and further provided that the offering of such services does not and will not dilute or tarnish the unique value of the Licensed Marks and Name; and c) administration and underwriting of Workers' Compensation Insurance Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the "Controlled Affiliate License."). As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner that it is subject to the bona fide control of a Plan or Plans and, if the entity meets the standards of subparagraph B but not subparagraph A of this paragraph, the entity, its owners, and persons with authority to select or appoint members or board members, other than a Plan or Plans, have received written approval of BCBSA. Absent written approval by BCBSA of an alternative method of control, bona fide control shall mean that a Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to this License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), must have:

     A. The legal authority, directly or indirectly through wholly-owned subsidiaries: (a) to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof; (b) to exercise control over the policy and operations of the Controlled Affiliate; (c) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur. In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate; or

                                                    AMENDED AS OF MARCH 11, 1999

     B. The legal authority directly or indirectly through wholly-owned subsidiaries (a) to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof; (b) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; (c) to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s). Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate's establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:

               1. Change its legal and/or trade name;

               2. Change the geographic area in which it operates;

               3. Change any of the types of businesses in which it engages;

               4. Create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

               5. Sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

               6. Make any loans or advances except in the ordinary course of business;

               7. Enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners of the Controlled Affiliate or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

               8. Conduct any business other than under the Licensed Marks and Name;

               9. Take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks or Names.

          In addition, a Plan or Plans directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

                                                     AMENDED AS OF JUNE 11, 1998

                                      -2a-
                                                       (The next page is page 3)

     3. The Plan may engage in activities not required by BCBSA to be directly licensed through Controlled Affiliates and may indicate its relationship thereto by use of the Licensed Name as a tag line, provided that the engaging in such activities does not and will not dilute or tarnish the unique value of the Licensed Marks and Name and further provided that such tag line use is not in a manner likely to cause confusion or mistake. Consistent with the avoidance of confusion or mistake, each tag line use of the Plan's Licensed Name: (a) shall be in the style and manner specified by BCBSA from time-to-time; (b) shall not include the design service marks; (c) shall not be in a manner to import more than the Plan's mere ownership of the Controlled Affiliate; and (d) shall be restricted to the Service Area. No rights are hereby created in any Controlled Affiliate to use the Licensed Name in its own name or otherwise. At least annually, the Plan shall provide BCBSA with representative samples of each such use of its Licensed Name pursuant to the foregoing conditions.

     4. The Plan recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Plan further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide. The Plan agrees (a) to maintain in good standing its membership in BCBSA; (b) promptly to pay its dues to BCBSA, said dues to represent the royalties for this License Agreement; (c) materially to comply with all applicable laws; (d) to comply with the Membership Standards Applicable to Regular Members of BCBSA, a current copy of which is attached as Exhibit 2 hereto; and (e) reasonably to permit BCBSA, upon a written, good faith request and during reasonable business hours, to inspect the Plan's books and records necessary to ascertain compliance herewith. As to other Plans and third parties, BCBSA shall maintain the confidentiality of all documents and information furnished by the Plan pursuant hereto, or pursuant to the Membership Standards, and clearly designated by the Plan as containing proprietary information of the Plan.

     5. The rights hereby granted are exclusive to the Plan within the geographical area(s) served by the Plan on June 30, 1972, and/or as to which the Plan has been granted a subsequent license, which is hereby defined as the "Service Area," except that BCBSA reserves the right to use the Licensed Marks in said Service Area, and except to the extent that said Service Area may overlap areas served by one or more other licensed Blue Cross Plans as of said date or subsequent license, as to which overlapping areas the rights hereby granted are nonexclusive as to such other Plan or Plans only.


                                                 AMENDED AS OF NOVEMBER 20, 1997

     6. Except as expressly provided by BCBSA with respect to National Accounts, Government Programs and certain other necessary and collateral uses, the current rules and regulations governing which are attached as Exhibit 3 and Exhibit 4 hereto, or as expressly provided herein, the Plan may not use the Licensed Marks and Name outside the Service Area or in connection with other goods and services, nor may the Plan use the Licensed Marks or Name in a manner which is intended to transfer in the Service Area the goodwill associated therewith to another mark or name. Nothing herein shall be construed to prevent the Plan from engaging in lawful activity anywhere under other marks and names not confusingly similar to the Licensed Marks and Name, provided that engaging in such activity does and will not dilute or tarnish the unique value of the Licensed Marks and Name. In addition to any and all remedies available hereunder, BCBSA may impose monetary fines on the Plan for the Plan's use of the Licensed Marks and Names outside the Service Area provided that the procedure used in imposing a fine is consistent with procedures specifically prescribed by BCBSA from time to time in regulations of general application.


     7. The Plan agrees that it will display the Licensed Marks and Name only in such form, style and manner as shall be specifically prescribed by BCBSA from time-to-time in regulations of general application in order to prevent impairment of the distinctiveness of the Licensed Marks and Name and the goodwill pertaining thereto. The Plan shall cause to appear on all materials on or in connection with which the Licensed Marks or Name are used such legends, markings and notices as BCBSA may reasonably request in order to give appropriate notice of service mark or other proprietary rights therein or pertaining thereto.


     8. BCBSA agrees that: (a) it will not grant any other license effective during the term of this License Agreement for the use of the Licensed Marks or Name which is inconsistent with the rights granted to the Plan hereunder; and
(b) it will not itself use the Licensed Marks in derogation of the rights of the Plan or in a manner to deprive the Plan of the full benefits of this License Agreement. The Plan agrees that it will not attack the title of BCBSA in and to the Licensed Marks or Name or attack the validity of the Licensed Marks or of this License Agreement. The Plan further agrees that all use by it of the Licensed Marks and Name or any similar mark or name shall inure to the benefit of BCBSA, and the Plan shall cooperate with BCBSA in effectuating the assignment to BCBSA of any service mark or trademark registrations of the Licensed Marks or any similar mark or name held by the Plan or a Controlled Affiliate of the Plan, all or any portion of which registration consists of the Licensed Marks.


                                                       AMENDED NOVEMBER 18, 1999

     9. (a). Should the Plan fail to comply with the provisions of paragraphs 2-4, 6, 7 and/or 12, and not cure such failure within thirty (30) days of receiving written notice thereof (or commence curing such failure within such thirty day period and continue diligent efforts to complete the curing of such failure if such curing cannot reasonably be completed within such thirty day period), BCBSA shall have the right to issue a notice that the Plan is in a state of noncompliance. Except as to the termination of a Plan's License Agreement or the merger of two or more Plans, disputes as to noncompliance, and all other disputes between or among BCBSA, the Plan, other Plans and/or Controlled Affiliates, shall be submitted promptly to mediation and mandatory dispute resolution pursuant to the rules and regulations of BCBSA, a current copy of which is attached as Exhibit 5 hereto, and shall be timely presented and resolved. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. If a state of noncompliance as aforesaid is undisputed by the Plan or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the License Agreement. Except, however, as provided in paragraphs 9(d)(iii) and 15(a)(i)-(viii) below, no Plan's license to use the Licensed Marks and Name may be finally terminated for any reason without the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.

          (b). Notwithstanding any other provision of this License Agreement, a Plan's license to use the Licensed Marks and Name may be forthwith terminated by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to Member Plans for: (i) failure to comply with any minimum capital or liquidity requirement under the Membership Standard on Financial Responsibility; or (ii) impending financial insolvency; or
(iii) the pendency of any action instituted against the Plan seeking its dissolution or liquidation or its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property of business, unless this License Agreement has been earlier terminated under paragraph 15(a); or (iv) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans and/or the Licensed Marks.

          (c). To the extent not otherwise provided therein, neither: (i) the Membership Standards Applicable to Regular Members of BCBSA; nor (ii) the rules and regulations governing National Accounts, Government Programs and certain other uses; nor (iii) the rules and regulations governing mediation and mandatory dispute resolution, may be amended unless and until each such amendment is first adopted by the affirmative vote of three-fourths of the Plans and of three-fourths of the total then current weighted vote of all the Plans.

                                                    AMENDED AS OF MARCH 11, 1999

     9. (d). The Plan may operate as a for-profit company on the following conditions:

     (i) The Plan shall discharge all responsibilities which it has to the Association and to other Plans by virtue of this Agreement and the Plan's membership in BCBSA.

     (ii) The Plan shall not use the licensed Marks and Name, or any derivative thereof, as part of its legal name or any symbol used to identify the Plan in any securities market. The Plan shall use the licensed Marks and Name as part of its trade name within its service area for the sale, marketing and administration of health care and related services in the service area.

     (iii) The Plan's license to use the Licensed Marks and Name shall automatically terminate effective: (a) thirty days after the Plan knows, or there is an SEC filing indicating that, any Institutional Investor, has become the Beneficial Owner of securities representing 10% or more of the voting power of the Plan ("Excess Institutional Voter"), unless such Excess Institutional Voter shall cease to be an Excess Institutional Voter prior to such automatic termination becoming effective; (b) thirty days after the Plan knows, or there is an SEC filing indicating that, any Noninstitutional Investor has become the Beneficial Owner of securities representing 5% or more of the voting power of the Plan ("Excess Noninstitutional Voter") unless such Excess Noninstitutional Voter shall cease to be an Excess Noninstitutional Voter prior to such automatic termination becoming effective; (c) thirty days after the Plan knows, or there is an SEC filing indicating that, any Person has become the Beneficial Owner of 20% or more of the Plan's then outstanding common stock or other equity securities which (either by themselves or in combination) represent an ownership interest of 20% or more pursuant to determinations made under paragraph 9(d)(iv) below ("Excess Owner"), unless such Excess Owner shall cease to be an Excess Owner prior to such automatic termination becoming effective; (d) ten business days after individuals who at the time the Plan went public constituted the Board of Directors of the Plan (together with any new directors whose election to the Board was approved by a vote of 2/3 of the directors then still in office who were directors at the time the Plan went public or whose election or nomination was previously so approved) (the "Continuing Directors") cease for any reason to constitute a majority of the Board of Directors; or (e) ten business days after the Plan consolidates with or merges with or into any person or conveys, assigns, transfers or sells all or substantially all of its assets to any person other than a merger in which the Plan is the surviving entity and immediately after which merger, no person is an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner: provided that, if requested by the affected Plan in a writing received by BCBSA prior to such automatic termination becoming effective, the provisions of this paragraph 9(d)(iii) may be waived, in whole or in part,

                                                AMENDED AS OF SEPTEMBER 17, 1997

                                      -5a-
upon the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. Any waiver so granted may be conditioned upon such additional requirements (including but not limited to imposing new and independent grounds for termination of this License) as shall be approved by the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. If a timely waiver request is received, no automatic termination shall become effective until the later of:
(1) the conclusion of the applicable time period specified in paragraphs 9(d)(iii)(a)-(d) above, or (2) the conclusion of the first Member Plan meeting after receipt of such a waiver request.

In the event that the Plan's license to use the Licensed Marks and Name is terminated pursuant to this Paragraph 9(d)(iii), the license may be reinstated in BCBSA's sole discretion if, within 30 days of the date of such termination, the Plan demonstrates that the Person referred to in clause (a), (b) or (c) of the preceding paragraph is no longer an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner.

     (iv) The Plan shall not issue any class or series of security other than
(i) shares of common stock having identical terms or options or derivatives of such common stock, (ii) non-voting, non-convertible debt securities or (iii) such other securities as the Plan may approve, provided that BCBSA receives notice at least thirty days prior to the issuance of such securities, including a description of the terms for such securities, and BCBSA shall have the authority to determine how such other securities will be counted in determining whether any Person is an Excess Institutional Voter, Excess Noninstitutional Voter or an Excess Owner.

     (v) For purposes of paragraph 9(d)(iii), the following definitions shall apply:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on November 17, 1993 (the "Exchange Act").

          (b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                                                AMENDED AS OF SEPTEMBER 17, 1997

                                      -5b-

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of any securities of the Plan.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Plan, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

               (c) A Person shall be deemed an "Institutional Investor" if (but only if) such Person (i) is an entity or group identified in the SEC's Rule 13d-1(b)(1)(ii) as constituted on June 1, 1997, and (ii) every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) with respect to such Person's Beneficial Ownership of Plan securities shall have contained a certification identical to the one required by item 10 of SEC Schedule 13G as constituted on June 1, 1997.


                                                AMENDED AS OF SEPTEMBER 17, 1997

                                      -5c-

               (d) "Noninstitutional Investor" means any Person who is not an Institutional Investor.

               (e)"Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.



                                                AMENDED AS OF SEPTEMBER 17, 1997



                                      -5d-
                                                     (The next page is page 6)

     10. This License Agreement shall remain in effect: (a) until terminated as provided herein; or (b) until this and all such other License Agreements are terminated by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans; (c) until terminated by the Plan upon six (6) months written notice to BCBSA.

     11. Except as otherwise provided in paragraph 15 below or by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans, or unless this and all such other License Agreements are simultaneously terminated by force of law, the termination of this License Agreement for any reason whatsoever shall cause the reversion to BCBSA of all rights in and to the Licensed Marks and Name, and the Plan agrees that it will promptly discontinue all use of the Licensed Marks and Name, will not use them thereafter, and will promptly, upon written notice from BCBSA, change its corporate name so as to eliminate the Licensed Name therefrom.


     12. The license hereby granted to Plan to use the Licensed Marks and Name is and shall be personal to the Plan so licensed and shall not be assignable by any act of the Plan, directly or indirectly, without the written consent of BCBSA. Said license shall not be assignable by operation of law, nor shall Plan mortgage or part with possession or control of this license or any right hereunder, and the Plan shall have no right to grant any sublicense to use the Licensed Marks and Name.


     13. BCBSA shall maintain appropriate service mark registrations of the Licensed Marks and BCBSA shall take such lawful steps and proceedings as may be necessary or proper to prevent use of the Licensed Marks by any person who is not authorized to use the same. Any actions or proceedings undertaken by BCBSA under the provisions of this paragraph shall be at BCBSA's sole cost and expense. BCBSA shall have the sole right to determine whether or not any legal action shall be taken on account of unauthorized use of the Licensed Marks, such right not to be unreasonably exercised. The Plan shall report any unlawful usage of the Licensed Marks to BCBSA in writing and agrees, free of charge, to cooperate fully with BCBSA's program of enforcing and protecting the service mark rights, trade name rights and other rights in the Licensed Marks.

     14. The Plan hereby agrees to save, defend, indemnify and hold BCBSA and any other Plan(s) harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise exclusively and directly as a result of the activities of the Plan. BCBSA hereby agrees to save, defend, indemnify and hold the Plan and any other Plan(s) harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise exclusively and directly as a result of the activities of BCBSA.

     15. (a). This Agreement shall automatically terminate upon the occurrence of any of the following events: (i) a voluntary petition shall be filed by the Plan or by BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against the Plan or BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Plan or BCBSA respectively, or (iii) an order for relief is entered against the Plan or BCBSA in any case under the bankruptcy laws of the United States, or the Plan or BCBSA is adjudged bankrupt or insolvent (as that term is defined in the Uniform Commercial Code as enacted in the state of Illinois) by any court of competent jurisdiction, or (iv) the Plan or BCBSA makes a general assignment of its assets for the benefit of creditors, or (v) the Department of Insurance or other regulatory agency assumes control of the Plan or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Plan or BCBSA respectively, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association's Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of the Plan's or BCBSA's property or business is appointed, or the Plan or BCBSA is ordered dissolved or liquidated, or (ix) the Plan shall fail to pay its dues and shall not cure such failure within thirty (30) days of receiving written notice thereof. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Plan's or BCBSA's property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 15(a)(vii) and (viii) of this Agreement.

                                                          AMENDED MARCH 12, 1998

     (b). BCBSA, or the Plans (as provided and in addition to the rights conferred in Paragraph 10(b) above), may terminate this Agreement immediately upon written notice upon the occurrence of either of the following events: (a) the Plan or BCBSA becomes insolvent (as that term is defined in the Uniform Commercial Code enacted in the state of Illinois), or (b) any final judgment against the Plan or BCBSA remains unsatisfied or unbonded of record for a period of sixty (60) days or longer.

     (c). If this License Agreement is terminated as to BCBSA for any reason stated in subparagraphs 15(a) and (b) above, the ownership of the Licensed Marks shall revert to each of the Plans.

     (d). Upon termination of this License Agreement or any Controlled Affiliate License Agreement of a Larger Controlled Affiliate, as defined in Exhibit 1 to this License Agreement:

          (i) The terminated entity shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the terminated entity or its Controlled Affiliates under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination or, if termination is pursuant to paragraph 10(d) of this Agreement, within 15 days after the written notice to BCBSA described in paragraph 10(d).

          (ii) The terminated entity shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the terminated entity is involved (in a Control, Participating or Servicing capacity), identifying the national account and the terminated entity's role therein. For those accounts where the terminated entity is the Control Plan, the Plan must also indicate the Participating and Servicing Plans in the national account syndicate.

                                                AMENDED AS OF SEPTEMBER 19, 1996

         (iii) Unless the cause of termination is an event stated in paragraph 15(a) or (b) above respecting BCBSA, the Plan and its Licensed Controlled Affiliates shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (a) the end of the last fiscal year of the terminated entity which ended prior to termination or (b) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph
               (d)(iii) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Plan to fall below 100% of the capital benchmark formula or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans), measured as of the date of termination and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plan or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage.

                                                 AMENDED AS OF NOVEMBER 19, 1998

                                      -8a-

          (iv) BCBSA shall have the right to audit the books and records of the terminated entity and its Licensed Controlled Affiliates to verify compliance with this paragraph 15(d).

          (v) As to a breach of 15 (d) (i), (ii), (iii) or (iv), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 15 (d) (i), (ii) or
               (iv) by the Plan, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

     (e). BCBSA shall be entitled to enjoin the Plan or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this License Agreement unless the License Agreement has been terminated pursuant to paragraph 10 (d) of this Agreement upon the required six (6) month written notice.

     (f). BCBSA acknowledges that it is not the owner of assets of the Plan.

     16. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter herein, and contains all of the covenants and agreements of the parties as to the licensing of the Licensed Marks and Name. This Agreement may be amended only by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

     17. If any provision or any part of any provision of this Agreement is judicially declared unlawful, each and every other provision, or any part of any provision, shall continue in full force and effect notwithstanding such judicial declaration.

     18. No waiver by BCBSA or the Plan of any breach or default in performance on the part of BCBSA or the Plan or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

     19a. All notices provided for hereunder shall be in writing and shall be sent in duplicate by regular mail to BCBSA or the Plan at the address currently published for each by BCBSA and shall be marked respectively to the attention of the President and, if any, the General Counsel, of BCBSA or the Plan.

                                                 AMENDED AS OF NOVEMBER 20, 1997

                                      -8b-

     19b. Except as provided in paragraphs 9(b), 9(d)(iii), 15(a), and 15(b) above, this Agreement may be terminated for a breach only upon at least 30 days' written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Member Plans.

     19c. For all provisions of this Agreement referring to voting, the term `Plans' shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless six (6) or more Plans fail to cast weighted votes in favor of the question.

                                      -8c-

                                                       (The next page is page 9)

                                                     AMENDED AS OF JUNE 16, 2000

     20. Nothing herein contained shall be construed to constitute the parties hereto as partners or joint venturers, or either as the agent of the other, and Plan shall have no right to bind or obligate BCBSA in any way, nor shall it represent that it has any right to do so. BCBSA shall have no liability to third parties with respect to any aspect of the business, activities, operations, products, or services of the Plan.

     21. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois.


IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.


BLUE CROSS AND BLUE SHIELD ASSOCIATION


By
  ------------------------------------------------------------


Title
     ---------------------------------------------------------


Date
    ----------------------------------------------------------



--------------------------------------------------------------


By
  ------------------------------------------------------------


Title
     ---------------------------------------------------------


Date
    ----------------------------------------------------------







                                       -9-

                                                                       EXHIBIT 1


                                   BLUE CROSS
                     CONTROLLED AFFILIATE LICENSE AGREEMENT
           (INCLUDES REVISIONS ADOPTED BY MEMBER PLANS THROUGH THEIR
                             MARCH 14, 2002 MEETING)



     This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and _______ ("Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan(s), known as _________ ("Plan"), which is also a Party signatory hereto.

     WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

     WHEREAS, Plan and Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. GRANT OF LICENSE

     Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with: (i) health care plans and related services, as defined in BCBSA's License Agreement with Plan, and administering the non-health portion of workers' compensation insurance, and (ii) underwriting the indemnity portion of workers' compensation insurance, provided that Controlled Affiliate's total premium revenue comprises less than 15 percent of the sponsoring Plan's net subscription revenue.

This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Controlled Affiliate may use the Licensed Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Service Area under any name or mark; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.

     2. QUALITY CONTROL

     A. Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.




                                                 AMENDED AS OF NOVEMBER 16, 2000

     B. Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

     C. Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

     D. Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

     E. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), must have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof and to:

     (a) prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;

     (b) exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s); and

Notwithstanding anything to the contrary in (a) through (b) hereof, the Controlled Affiliate's establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:

         (i)   change its legal and/or trade names;

         (ii)  change the geographic area in which it operates;

         (iii) change any of the type(s) of businesses in which it engages;

     (iv) create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

     (v) sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

     (vi) make any loans or advances except in the ordinary course of business;

    (vii) enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

     (viii) conduct any business other than under the Licensed Marks and Name;

     (ix) take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.


In addition, a Plan or Plans directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

                                       Or

(2) A Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority directly or indirectly through wholly-owned subsidiaries to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof and to:

     (a) prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur;

     (b) exercise control over the policy and operations of the Controlled Affiliate.

In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.




     3. SERVICE MARK USE

     A. Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide.

     B. Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

     C. Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

     D. If Controlled Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Controlled Affiliate's advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Controlled Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Controlled Affiliate shall observe the Service Area limitations applicable to Plan.

     E. Controlled Affiliate shall use its best efforts in the Service Area to promote and build the value of the Licensed Marks and Name.

     4. SUBLICENSING AND ASSIGNMENT

     Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

     5. INFRINGEMENT

     Controlled Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

     6. LIABILITY INDEMNIFICATION

     Controlled Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Controlled Affiliate's rendering of services under the Licensed Marks and Name.

     7. LICENSE TERM

     A. Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

     B. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that Plan ceases to be authorized to use the Licensed Marks and Name.

     C. Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten
(10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or
(2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Controlled Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(e); or (6) failure by a Controlled Affiliate that meets the standards of 2E(1) but not 2E(2) above to obtain BCBSA's written consent to a change in the identity of any owner, in the extent of ownership, or in the identity of any person or entity with the authority to select or appoint members or board members, provided that as to publicly traded Controlled Affiliates this provision shall apply only if the change affects a person or entity that owns at least 5% of the Controlled Affiliate's stock before or after the change; or (7) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

     D. Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

     E. This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

     (1) Controlled Affiliate shall no longer comply with item 2(E) above;

     (2) Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

     (3) Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) the Department of Insurance or other regulatory agency assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or
(vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty
(130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association's Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate's property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(e)(3)(vii) and (viii) of this Agreement.

     F. Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.

     G. Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association's Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

     H. In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Controlled Affiliate is a Larger Controlled Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply:

     (1) The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

     (2) The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate's role therein.

     (3) Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan's license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the payment shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA's opinion, it does not cause the net worth of the Controlled Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the capital benchmark formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage.

     (4) BCBSA shall have the right to audit the books and records of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verify compliance with this paragraph 7.H.

     (5) As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

     I. In the event the Controlled Affiliate is a Smaller Controlled Affiliate (as defined in Exhibit A), the Controlled Affiliate agrees to be jointly liable for the amount described in H.3. hereof upon termination of the BCBSA license agreement of any Larger Controlled Affiliate of the Plan.

     J. BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan's license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan's license agreement upon the required 6 month written notice.

     K. BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

     L. In the event that the Plan has more than 50 percent voting control of the Controlled Affiliate under Paragraph 2(E)(2) above and is a Larger Controlled Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.

     8. DISPUTE RESOLUTION

     The parties agree that any disputes between them or between or among either of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Cross and Blue Cross Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan's License from BCBSA to use the Licensed Marks and Name as Exhibits 5, 5A and 5B as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

     9. LICENSE FEE

     Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

     10. JOINT VENTURE

     Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.


                                                    AMENDED AS OF MARCH 11, 1999

     11. NOTICES AND CORRESPONDENCE

     Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

     12. COMPLETE AGREEMENT

     This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.


     13. SEVERABILITY

     If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

     14. NONWAIVER

     No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

     14A. VOTING

     For all provisions of this Agreement referring to voting, the term `Plans' shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless six (6) or more Plans fail to cast weighted votes in favor of the question.


                                                    AMENDED AS OF JUNE 16, 2000

                        THIS PAGE IS INTENTIONALLY BLANK.

     15. GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

     16. HEADINGS

     The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.


CONTROLLED AFFILIATE:

By:
      -----------------------------------

Date:
      -----------------------------------


PLAN:

By:
      -----------------------------------

Date:
      -----------------------------------


BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:
      -----------------------------------

Date:
      -----------------------------------

EXHIBIT A



CONTROLLED AFFILIATE LICENSE STANDARDS
March 2002
PREAMBLE



The standards for licensing Controlled Affiliates are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each licensed Plan is required to use a standard Controlled Affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Controlled Affiliate maintains compliance with the license standards.

The Controlled Affiliate License provides a flexible vehicle to accommodate the potential range of health and workers' compensation related products and services Plan Controlled Affiliates provide. The Controlled Affiliate License collapses former health Controlled Affiliate licenses (HCC, HMO, PPO, TPA, and
IDS) into a single license using the following business-based criteria to provide a framework for license standards:

o Percent of Controlled Affiliate controlled by parent: Greater than 50 percent or 50 percent?

o    Risk assumption:  yes or no?

o    Medical care delivery:  yes or no?

o Size of the Controlled Affiliate: If the Controlled Affiliate has health or workers' compensation administration business, does such business constitute 15 percent or more of the parent's and other licensed health subsidiaries' contract enrollment?

For purposes of definition:

o A "smaller Controlled Affiliate:" (1) comprises less than fifteen percent (15%) of Plan's and its licensed Controlled Affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed);* or (2) underwrites the indemnity portion of workers' compensation insurance and has total premium revenue less than 15 percent of the sponsoring Plan's net subscription revenue.

o A "larger Controlled Affiliate" comprises fifteen percent (15%) or more of Plan's and its licensed Controlled Affiliates' total contract enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed.)*

Changes in Controlled Affiliate status:

If ANY Controlled Affiliate's status changes regarding: its Plan ownership level, its risk acceptance or direct delivery of medical care, the Controlled Affiliate shall notify BCBSA within thirty (30) days of such occurrence in writing and come into compliance with the applicable standards within six (6) months.

If a smaller Controlled Affiliate's health and workers' compensation administration business reaches or surpasses fifteen percent (15%) of the total contract enrollment of the Plan and licensed Controlled Affiliates, the Controlled Affiliate shall:

1. Within thirty (30) days, notify BCBSA of this fact in writing, including evidence that the Controlled Affiliate meets the minimum liquidity and capital (BCBSA "Health Risk-Based Capital (HRBC)" as defined by the NAIC and state-established minimum reserve) requirements of the larger Controlled Affiliate Financial Responsibility standard; and

2. Within six (6) months after reaching or surpassing the fifteen percent (15%) threshold, demonstrate compliance with all license requirements for a larger Controlled Affiliate.

If a Controlled Affiliate that underwrites the indemnity portion of workers' compensation insurance receives a change in rating or proposed change in rating, the Controlled Affiliate shall notify BCBSA within 30 days of notification by the external rating agency.



*For purposes of this calculation,

The numerator equals:

Applicant Controlled Affiliate's contract enrollment, as defined in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

The denominator equals:

Numerator PLUS Plan and all other licensed Controlled Affiliates' contract enrollment, as reported in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

                                                       AMENDED NOVEMBER 15, 2001
                                       16

                  STANDARDS FOR LICENSED CONTROLLED AFFILIATES
As described in Preamble section of Exhibit A to the Affiliate License Agreement, each controlled affiliate seeking licensure must answer four questions. Depending on the controlled affiliate's answers, certain standards apply:

1.   What percent of the controlled affiliate is controlled by the parent Plan?

------------------------------------------------ -------------------------------
   More than 50%             50%             100% and Primary Business is
                                                Government Non-Risk

 [GRAPHIC OMITTED]     [GRAPHIC OMITTED]         [GRAPHIC OMITTED]

  Standard 1A, 4        Standard 1B, 4            Standard 4*,10A
--------------------------------------------------------------------------------

* Applicable only if using the names and marks.

                                  IN ADDITION,


2.   Is risk being assumed?

----------------------------------------------------------------------------------------------------------------------------------
                         Yes                                             No

  [GRAPHIC OMITTED]    [GRAPHIC OMITTED]         [GRAPHIC OMITTED]  [GRAPHIC OMITTED]    [GRAPHIC OMITTED]    [GRAPHIC OMITTED]

Controlled Affiliate   Controlled Affiliate   Controlled Affiliate  Controlled Affiliate Controlled Affiliate  Controlled
underwrites any        comprises < 15% of     comprises >/= 15% of  comprises < 15% of   comprises >/= 15% of  Affiliate's Primary
indemnity portion of   total contract         total contract        total contract       total contract        Business is
workers' compensation  enrollment of Plan     enrollment of Plan    enrollment of Plan   enrollment of Plan    Government Non-Risk
insurance              and its licensed       and its licensed      and its licensed     and its licensed
                       affiliates, and does   affiliates, and does  affiliates           affiliates            [GRAPHIC OMITTED]
   [GRAPHIC OMITTED]   not underwrite the     not underwrite the
                       indemnity portion of   indemnity portion of  [GRAPHIC OMITTED]    [GRAPHIC OMITTED]
Standards 7A-7E        workers'               workers'                                                                 Standard 10B
                       compensation           compensation                                Standard 6H
                       insurance              insurance

                       [GRAPHIC OMITTED]      [GRAPHIC OMITTED]

                       Standard 2             Standard 6H           Standard 2
                       (Guidelines 1.1,1.2)                         (Guidelines 1.1,1.3)
                       and Standard 11                              and Standard 11
------------------------------------------------------------------------------------------------------------------------------------


                                  IN ADDITION,

3.   Is medical care being directly provided?

--------------------------------------------------------------------------------
Yes                    No

[GRAPHIC OMITTED]     [GRAPHIC OMITTED]

Standard 3A           Standard 3B
--------------------------------------------------------------------------------

                                  IN ADDITION,

4. If the controlled affiliate has health or workers' compensation administration business, does such business comprise 15% or more of the total contract enrollment of Plan and its licensed controlled affiliates?

-------------------------------------------------------------------------------------------------

Yes                                                      No

[GRAPHIC OMITTED]             [GRAPHIC OMITTED]     [GRAPHIC OMITTED]     [GRAPHIC OMITTED]

 Standards 6A-6I             Controlled Affiliate    Controlled          Controlled Affiliate's
                             is a former primary     Affiliate is not    Primary Business is
                             licensee                a former primary    Government Non-Risk
                                                     licensee

                             [GRAPHIC OMITTED]       [GRAPHIC OMITTED]         [GRAPHIC OMITTED]

                             Standards 5,8,9,11        Standards 5,8           Standards 8, 10(C)

-------------------------------------------------------------------------------------------------

STANDARD 1 - ORGANIZATION AND GOVERNANCE

1A.)  The Standard for more than 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority, directly or indirectly through wholly-owned subsidiaries: 1) to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof; and 2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and 3) to exercise control over the policy and operations of the Controlled Affiliate. In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.

1B.) The Standard for 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a licensed Plan or Plans authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to separate License Agreement(s) with BCBSA, other than such Controlled Affiliate's License Agreement(s), (the "Controlling Plan(s)"), have the legal authority, directly or indirectly through wholly-owned subsidiaries:

1) to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof ; and

2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plan(s) do(es) not concur; and

3) to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Controlling Plan(s).

Notwithstanding anything to the contrary in 1) through 3) hereof, the Controlled Affiliate's establishing or governing documents must also require written approval by the Controlling Plan(s) before the Controlled Affiliate can:

     o    change the geographic area in which it operates

     o    change its legal and/or trade names

     o    change any of the types of businesses in which it engages

     o create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

     o sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

     o    make any loans or advances except in the ordinary course of business

     o enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Plan or Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate)

     o    conduct any business other than under the Licensed Marks and Name

     o take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

STANDARD 2 - FINANCIAL RESPONSIBILITY

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming Controlled Affiliate ceases operations for any reason, Blue Cross and/or Blue Cross Plan coverage will be offered to all Controlled Affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming Controlled Affiliate ceases operations for any reason, sponsoring Plan(s) will provide for services to its (their) customers.

STANDARD 3 - STATE LICENSURE/CERTIFICATION

3A.) The Standard for a Controlled Affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification for its medical care providers to operate under applicable state laws.


3B.) The Standard for a Controlled Affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification to operate under applicable state laws.

STANDARD 4 - CERTAIN DISCLOSURES

A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of 1) the structure of the Blue Cross and Blue Shield System; and 2) the independent nature of every licensee; and 3) the Controlled Affiliate's financial condition.

STANDARD 5 - REPORTS AND RECORDS FOR CERTAIN SMALLER CONTROLLED AFFILIATES

For a smaller Controlled Affiliate that does not underwrite the indemnity portion of workers' compensation insurance, the Standard is:

A Controlled Affiliate and/or its licensed Plan(s) shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.

STANDARD 6 - OTHER STANDARDS FOR LARGER CONTROLLED AFFILIATES

Standards 6(A) - (I) that follow apply to larger Controlled Affiliates.

Standard 6(A):  Board of Directors

A Controlled Affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A Controlled Affiliate shall maintain a governing Board, which shall control the Controlled Affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

Standard 6(B):  Responsiveness to Customers

A Controlled Affiliate shall be operated in a manner responsive to customer needs and requirements.

Standard 6(C):  Participation in National Programs

A Controlled Affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the Controlled Affiliate's Service Area.

Such programs are applicable to licensees, and include:

1.   Transfer Program;

2.   BlueCard Program;

3.   Inter-Plan Teleprocessing System (ITS)

4.   Electronic Claims Routing Process; and

5.   National Account Programs, effective January 1, 2002.

Standard 6(D):   Financial Performance Requirements

In addition to requirements under the national programs listed in Standard 6C: Participation in National Programs, a Controlled Affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.

Standard 6(E):  Cooperation with Plan Performance Response Process

A Controlled Affiliate shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing Controlled Affiliate performance problems identified thereunder.

Standard 6(F):  Independent Financial Rating

A Controlled Affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA's Board of Directors for such purpose.

Standard 6(G):  Best Efforts

During each year, a Controlled Affiliate shall use its best efforts in the designated Service Area to promote and build the value of the Blue Cross Mark.

Standard 6(H):  Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

                                                       AMENDED NOVEMBER 15, 2001

Standard 6(I):  Reports and Records

A Controlled Affiliate shall furnish to BCBSA on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between BCBSA and Controlled Affiliate. Such reports and records are the following:

A)   BCBSA Controlled Affiliate Licensure Information Request; and

B) Biennial trade name and service mark usage material, including disclosure material; and

C) Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate's Board composition, or changes in the identity of the Controlled Affiliate's Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care; and

D) Quarterly Financial Report, Semi-annual "Health Risk-Based Capital (HRBC) Report" as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), and

E)   Quarterly Enrollment Report.

                                                          AMENDED MARCH 14, 2002

Standard 6(J):  Control by Unlicensed Entities Prohibited

No Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.

STANDARD 7 - OTHER STANDARDS FOR RISK-ASSUMING WORKERS' COMPENSATION CONTROLLED AFFILIATES

Standards 7(A) - (E) that follow apply to Controlled Affiliates that underwrite the indemnity portion of workers' compensation insurance.

Standard 7(A):  Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 7(B):  Reports and Records

A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:

A.   BCBSA Controlled Affiliate Licensure Information Request; and

B. Biennial trade name and service mark usage materials, including disclosure materials; and

C. Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC's Risk-Based Capital Worksheets for Property and Casualty Insurers, Annual Financial Forecast; and


                                                           AMENDED JUNE 16, 2000

     Quarterly Financial Report, Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report.

D. Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports; and

E. Changes in the ownership and governance of the Controlled Affiliate including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate's Board composition, Plan control, state license status, operating area, the Controlled Affiliate's Principal Officers or direct delivery of medical care.

Standard 7(C):  Loss Prevention

A Controlled Affiliate shall apply loss prevention protocol to both new and existing business.

Standard 7(D):  Claims Administration

A Controlled Affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.

Standard 7(E):  Disability and Provider Management

A Controlled Affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.

                                                       AMENDED NOVEMBER 16, 2000

STANDARD 8 - COOPERATION WITH CONTROLLED AFFILIATE LICENSE PERFORMANCE RESPONSE PROCESS PROTOCOL

A Controlled Affiliate and its Sponsoring Plan(s) shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Controlled Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing Controlled Affiliate compliance problems identified thereunder.

STANDARD 9 - PARTICIPATION IN NATIONAL PROGRAMS BY SMALLER CONTROLLED AFFILIATES

A smaller Controlled Affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the Controlled Affiliate's service area and be subject to certain relevant financial and reporting requirements.

A.   National program requirements include:


     o    BlueCard Program;


     o    Inter-Plan Teleprocessing System (ITS);


     o    Transfer Program;


     o Electronic Claims Routing Process, effective until the mandated date for implementation of the HIPAA standard transaction; and


     o    National Account Programs, effective January 1, 2002.


B.   Financial Requirements include:


     o    Standard 6(D): Financial Performance Requirements and Standard 6(H):
          Financial Responsibility; or


     o A financial guarantee covering the Controlled Affiliate's BlueCard Program obligations in a form, and from a guarantor, acceptable to BCBSA.



EXHIBIT A (CONTINUED)

STANDARD 9 - PARTICIPATION IN NATIONAL PROGRAMS BY SMALLER CONTROLLED AFFILIATES

C.   Reporting requirements include:


     o    The Semi-annual Health Risk-Based Capital (HRBC) Report.


                                                       AMENDED NOVEMBER 15, 2001

STANDARD 10 - OTHER STANDARDS FOR CONTROLLED AFFILIATES WHOSE PRIMARY BUSINESS IS GOVERNMENT NON-RISK


Standards 10(A) - (C) that follow apply to Controlled Affiliates whose primary business is government non-risk.

Standard 10(A) - Organization and Governance

A Controlled Affiliate shall be organized and operated in such a manner that it is 1) wholly owned by a licensed Plan or Plans and 2) the sponsoring licensed Plan or Plans have the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which it does not concur.

Standard 10(B) - Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 10(C):- Reports and Records

A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:

A.   BCBSA Affiliate Licensure Information Request; and

B. Biennial trade name and service mark usage materials, including disclosure material; and

C. Annual Certified Audit Report, Annual Statement (if required) as filed with the State Insurance Department (with all attachments), Annual NAIC Risk-Based Capital Worksheets (if required) as filed with the State Insurance Department (with all attachments), and Insurance Department Examination Report (if applicable)*; and

D. Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in the Controlled Affiliate's Board composition, Plan control, state license status, operating area, the Controlled Affiliate's Principal Officers or direct delivery of medical care.

STANDARD 11: PARTICIPATION IN ELECTRONIC CLAIMS ROUTING PROCESS

The Standard is:

A smaller controlled affiliate for which this standard applies pursuant to the Preamble section of Exhibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate's service area.

National program requirements include:

A. Electronic Claims Routing Process effective upon the mandated date for implementation of the HIPAA standard transaction.


                                                        AMENDED NOVEMBER 15 2001

EXHIBIT B
ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENT


Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

FOR RISK AND GOVERNMENT NON-RISK PRODUCTS:

For Controlled Affiliates not underwriting the indemnity portion of workers' compensation insurance:

An amount equal to its pro rata share of each sponsoring Plan's dues payable to BCBSA computed with the addition of the Controlled Affiliate's subscription revenue and contracts arising from products using the marks. The payment by each sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

For Controlled Affiliates underwriting the indemnity portion of workers' compensation insurance:

An amount equal to 0.35 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus, an annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 7.

For Controlled Affiliates whose primary business is government non-risk:

An amount equal to its pro-rata share of each sponsoring Plan's dues payable to BCBSA computed with the addition of the Controlled Affiliate's government non-risk beneficiaries.

FOR NONRISK PRODUCTS:

An amount equal to 0.24 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus:

1) An annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 6 D.

2)   An annual fee of $2,000 per license for all other Controlled Affiliates.

The foregoing shall be reduced by one-half where both a BLUE CROSS(R) and BLUE SHIELD(R) License are issued to the same Controlled Affiliate. In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

                                                                      EXHIBIT 1A

                     CONTROLLED AFFILIATE LICENSE AGREEMENT
                     APPLICABLE TO LIFE INSURANCE COMPANIES
           (INCLUDES REVISIONS ADOPTED BY MEMBER PLANS THROUGH THEIR
                            MARCH 14, 2002 MEETING)

     This agreement by and among Blue Cross and Blue Shield Association ("BCBSA") _______________________________("Controlled Affiliate"), a Controlled
Affiliate of the Blue Cross Plan(s), known as _______________________________________("Plan").

WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

WHEREAS, the Plan and the Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   GRANT OF LICENSE

     Subject to the terms and conditions of this Agreement, BCBSA hereby grants to the Controlled Affiliate the exclusive right to use the licensed Marks and Names in connection with and only in connection with those life insurance and related services authorized by applicable state law, other than health care plans and related services (as defined in the Plan's License Agreements with BCBSA) which services are not separately licensed to Controlled Affiliate by BCBSA, in the Service Area served by the Plan, except that BCBSA reserves the right to use the Licensed Marks and Name in said Service Area, and except to the extent that said Service Area may overlap the area or areas served by one or more other licensed Blue Cross Plans as of the date of this License as to which overlapping areas the rights hereby granted are non-exclusive as to such other Plan or Plans and their respective Licensed Controlled Affiliates only. Controlled Affiliate cannot use the Licensed Marks or Name outside the Service Area or, anything in any other license to Controlled Affiliate notwithstanding, in its legal or trade name.

     2. QUALITY CONTROL

     A. Controlled Affiliate agrees to use the Licensed Marks and Name only in relation to the sale, marketing and rendering of authorized products and further agrees to be bound by the conditions regarding quality control shown in Exhibit A as it may be amended by BCBSA from time-to-time.

                                                 AMENDED AS OF NOVEMBER 17, 1994

     B. Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

     C. Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report to Plan and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of Exhibit A.

     D. As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner that it is subject to the bona fide control of a Plan or Plans. Absent written approval by BCBSA of an alternative method of control, bona fide control shall mean the legal authority, directly or indirectly through wholly-owned subsidiaries: (a) to select members of the Controlled Affiliate's governing body having not less than 51% voting control thereof; (b) to exercise operational control with respect to the governance thereof; and (c) to prevent any change in its articles of incorporation, bylaws or other governing documents deemed inappropriate. In addition, a Plan or Plans shall own at least 51% of any for-profit Controlled Affiliate. If the Controlled Affiliate is a mutual company, the Plan or its designee(s) shall have and maintain, in lieu of the requirements of items (a) and (c) above, proxies representing 51% of the votes at any meeting of the policyholders and shall demonstrate that there is no reason to believe this such proxies shall be revoked by sufficient policyholders to reduce such percentage below 51%.

     3. SERVICE MARK USE

     Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks, and shall comply with such rules (applicable to all Controlled Affiliates licensed to use the Marks) relative to service mark use, as are issued from time-to-time by BCBSA. If there is any public reference to the affiliation between the Plan and the Controlled Affiliate, all of the Controlled Affiliate's licensed services in the Service Area of the Plan shall be rendered under the Licensed Marks. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks by Controlled Affiliate shall inure to the benefit of BCBSA.

     4. SUBLICENSING AND ASSIGNMENT

     Controlled Affiliate shall not sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

     5. INFRINGEMENTS

     Controlled Affiliate shall promptly notify Plan and BCBSA of any suspected acts of infringement, unfair competition or passing off which may occur in relation to the Licensed Marks. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, free of charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks by BCBSA.

     6. LIABILITY INDEMNIFICATION

     Controlled Affiliate hereby agrees to save, defend, indemnify and hold Plan and BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise as a result of Controlled Affiliate's rendering of health care services under the Licensed Marks.

     7. LICENSE TERM

     The license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods upon evidence satisfactory to the Plan and BCBSA that Controlled Affiliate meets the then applicable quality control standards, unless one of the parties hereto notifies the other party of the termination hereof at least sixty
(60) days prior to expiration of any license period.

     This Agreement may be terminated by the Plan or by BCBSA for cause at any time provided that Controlled Affiliate has been given a reasonable opportunity to cure and shall not effect such a cure within thirty (30) days of receiving written notice of the intent to terminate (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period). By way of example and not for purposes of limitation, Controlled Affiliate's failure to abide by the quality control provisions of Paragraph 2, above, shall be considered a proper ground for cancellation of this Agreement.

     This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

     A. Controlled Affiliate shall no longer comply with Standard No. 1 (Organization and Governance) of Exhibit A or, following an opportunity to cure, with the remaining quality control provisions of Exhibit A, as it may be amended from time-to-time; or

     B. Plan ceases to be authorized to use the Licensed Marks; or

     C. Appropriate dues for Controlled Affiliate pursuant to item 8 hereof, which are the royalties for this License Agreement are more than sixty (60) days in arrears to BCBSA.

     Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks including any use in its trade name.

     In the event of any disagreement between Plan and BCBSA as to whether grounds exist for termination or as to any other term or condition hereof, the decision of BCBSA shall control, subject to provisions for mediation or mandatory dispute resolution in effect between the parties.

     Upon termination of this Agreement, Licensed Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of the Blue Cross and Blue Shield Association and provide instruction on how the customer can contact the Blue Cross and Blue Shield Association or a designated licensee to obtain further information on securing coverage. The written notification required by this paragraph shall be in writing and in a form approved by the Association. The Association shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

     8. DUES

     Controlled Affiliate will pay to BCBSA a fee for this license in accordance with the following formula:

     o    An annual fee of five thousand dollars ($5,000) per license, plus

     o    .05% of gross revenue per year from branded group products, plus

     o    .5% of gross revenue per year from branded individual products plus

     o .14% of gross revenue per year from branded individual annuity products.

                                          AMENDED AS OF NOVEMBER 20, 1997

     The foregoing percentages shall be reduced by one-half where both a BLUE CROSS(R) and BLUE SHIELD(R) license are issued to the same entity. In the event that any License period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

     Plan will promptly and timely transmit to BCBSA all dues owed by Controlled Affiliate as determined by the above formula and if Plan shall fail to do so, Controlled Affiliate shall pay such dues directly.

     9. JOINT VENTURE

     Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.

     9A. VOTING

     For all provisions of this Agreement referring to voting, the term `Plans' shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless six (6) or more Plans fail to cast weighted votes in favor of the question.

     10. NOTICES AND CORRESPONDENCE

     Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

                                                     AMENDED AS OF JUNE 16, 2000

                                      -4a-

                                                       (The next page is page 5)

     11. COMPLETE AGREEMENT

     This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by a writing executed by all parties.

     12. SEVERABILITY

     If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such finding shall in no way effect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

     13. NONWAIVER

     No waiver by BCBSA of any breach or default in performance on the part of the Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

     14. GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:
   ------------------------------------------------------------------------

Date:
   ------------------------------------------------------------------------


CONTROLLED AFFILIATE:

By:
   ------------------------------------------------------------------------

Date:
   ------------------------------------------------------------------------


PLAN:

By:
   ------------------------------------------------------------------------

Date:
   ------------------------------------------------------------------------

EXHIBIT A
CONTROLLED AFFILIATE LICENSE STANDARDS
LIFE INSURANCE COMPANIES
Page 1 of 2

PREAMBLE

The standards for licensing Life Insurance Companies (Life and Health Insurance companies, as defined by state statute) are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote of all Plans. Each Licensed Plan is required to use a standard controlled affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Life Insurance Company maintains compliance with the license standards.

An organization meeting the following standards shall be eligible for a license to use the Licensed Marks within the service area of its sponsoring Licensed Plan to the extent and the manner authorized under the Controlled Affiliate License applicable to Life Insurance Companies and the principal license to the Plan.

STANDARD 1 - ORGANIZATION AND GOVERNANCE

The LIC shall be organized and operated in such a manner that it is controlled by a licensed Plan or Plans which have, directly or indirectly: 1) not less than 51% of the voting control of the LIC; and 2) the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the LIC with which it does not concur; and 3) operational control of the LIC.

If the LIC is a mutual company, the Plan or its designee(s) shall have and maintain, in lieu of the requirements of items 1 and 2 above, proxies representing at least 51% of the votes at any policyholder meeting and shall demonstrate that there is no reason to believe such proxies shall be revoked by sufficient policyholders to reduce such percentage below 51%.

STANDARD 2 - STATE LICENSURE

The LIC must maintain unimpaired licensure or certificate of authority to operate under applicable state laws as a life and health insurance company in each state in which the LIC does business.

CONTROLLED AFFILIATE LICENSE STANDARDS
LIFE INSURANCE COMPANIES
Page 2 of 2

STANDARD 3 - RECORDS AND EXAMINATION

The LIC and its sponsoring licensed Plan(s) shall maintain and furnish, on a timely and accurate basis, such records and reports regarding the LIC as may be required in order to establish compliance with the license agreement. The LIC and its sponsoring licensed Plan(s) shall permit BCBSA to examine the affairs of the LIC and shall agree that BCBSA's board may submit a written report to the chief executive officer(s) and the board(s) of directors of the sponsoring Plan(s).

STANDARD 4 - MEDIATION

The LIC and its sponsoring Plan(s) shall agree to use the then-current BCBSA mediation and mandatory dispute resolution processes, in lieu of a legal action between or among another licensed controlled affiliate, a licensed Plan or BCBSA.

STANDARD 5 - FINANCIAL RESPONSIBILITY

The LIC shall maintain adequate financial resources to protect its customers and meet its business obligations.

STANDARD 6 - COOPERATION WITH AFFILIATE LICENSE PERFORMANCE RESPONSE PROCESS PROTOCOL

The LIC and its Sponsoring Plan(s) shall cooperate with BCBSA's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing LIC compliance problems identified thereunder.

EXHIBIT 2

MEMBERSHIP STANDARDS
Page 1 of 4

Preamble

The Membership Standards apply to all organizations seeking to become or to continue as Regular Members of the Blue Cross and Blue Shield Association. Any organization seeking to become a Regular Member must be found to be in substantial compliance with all Membership Standards at the time membership is granted and the organization must be found to be in substantial compliance with all Membership Standards for a period of two (2) years preceding the date of its application. If Membership is sought by an entity which controls or is controlled by one or more Plans, such compliance shall be determined on the basis of compliance by such Plan or Plans.

The Regular Member Plans shall have authority to interpret these Standards. Compliance with any Membership Standard may be excused, at the Plans' discretion, if the Plans agree that compliance with such Standard would require the Plan to violate a law or governmental regulation governing its operation or activities.

A Regular Member Plan that operates as a "Shell Holding Company" is defined as an entity that assumes no underwriting risk and has less than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) and less than 5% of the consolidated enterprise general and administrative expenses.

A Regular Member Plan that operates as a "Hybrid Holding Company" is defined as an entity that assumes no underwriting risk and has either more than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) or more than 5% of the consolidated enterprise general and administrative expenses.


Standard 1:    A Plan's Board shall not be controlled by any special interest group, and shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A
               Plan shall maintain a governing Board, which shall control the Plan, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

                                                 AMENDED AS OF NOVEMBER 19, 1998

EXHIBIT 2

MEMBERSHIP STANDARDS
Page 2 of 4

Standard 2:    A Plan shall furnish to the Association on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between the Association and the Plans. Such reports and records are the following:

               A. BCBSA Membership Information Request;

               B. Biennial trade name and service mark usage material, including disclosure material under Standard 7;

               C. Changes in the governance of the Plan, including changes in a Plan's Charter, Articles of Incorporation, or Bylaws, changes in a Plan's Board composition, or changes in the identity of the Plan's Principal Officers;

               D. Quarterly Financial Report, Semi-annual "Health Risk-Based Capital (HRBC) Report" as defined by the NAIC, Annual Financial Forecast, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), Plan, Subsidiary and Affiliate Report; and

                    o Plans that are a Shell Holding Company as defined in the Preamble hereto are required to furnish only a calendar year-end "Health Risk-Based Capital (HRBC) Report" as defined by the NAIC.


                                                 AMENDED AS OF NOVEMBER 15, 2001

EXHIBIT 2

MEMBERSHIP STANDARDS
Page 3 of 4

               E. Quarterly Enrollment Report, and Member Touchpoint Measures Index (MTM) starting 12/31/00 and semi-annually thereafter; and

                    o Plans that are a Shell Holding Company as defined in the Preamble hereto are not required to furnish any items identified in Paragraph E.

Standard 3:    A Plan shall be operated in a manner that provides reasonable financial assurance that it can fulfill its contractual obligations to its customers.

Standard 4:    A Plan shall be operated in a manner responsive to customer needs and requirements.

Standard 5:    A Plan shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the Plans and ease of claims processing for customers receiving benefits outside of the Plan's Service Area.

               Such programs are applicable to Blue Cross and Blue Shield Plans, and include:

               A. Transfer Program;
               B. Inter-Plan Teleprocessing System (ITS);
               C. BlueCard Program;
               D. Electronic Claims Routing Process; and
               E. National Account Programs, effective January 1, 2002

                                                    AMENDED AS OF MARCH 14, 2002

EXHIBIT 2

MEMBERSHIP STANDARDS
Page 4 of 4


Standard 6:    In addition to requirements under the national programs listed in
               Standard 5: Participation in National Programs, a Plan shall take such action as required to ensure its financial performance in programs and contracts of an inter-Plan nature or where the Association is a party.

Standard 7:    A Plan shall make adequate disclosure in contracting with third parties and in disseminating public statements of (i) the structure of the Blue Cross and Blue Shield System, (ii) the independent nature of every Plan, and (iii) the Plan's financial condition.


Standard 8:    A Plan shall cooperate with the Association's Board of Directors and its Plan Performance and Financial Standards Committee in the administration of the Plan Performance Response Process and in addressing Plan performance problems identified thereunder.


Standard 9:    A Plan shall obtain a rating of its financial strength from an independent rating agency approved by the Association's Board of Directors for such purpose.

Standard 10:   During each year, a Plan and its Controlled Affiliate(s) engaged in providing licensable services (excluding Life Insurance and Charitable Foundation Services) shall use their best efforts in the designated Service Area to promote and build the value of the Blue Cross and Blue Shield Marks.

Standard 11:   Neither a Plan nor any Larger Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled
               Affiliate thereof to obtain control of the Plan or Larger
               Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.

                                                     AMENDED AS OF JUNE 18, 1999

EXHIBIT 3

GUIDELINES WITH RESPECT TO USE OF
LICENSED NAME AND MARKS IN CONNECTION WITH NATIONAL ACCOUNTS

1. The strength of the Blue Cross/Blue Cross National Accounts mechanism, and the continued provision of cost effective, quality health care benefits to National Accounts, are predicated on locally managed provider networks coordinated on a national scale in a manner consistent with effective service to National Account customers and consistent with the preservation of the integrity of the Blue Cross/Blue Shield system and the Licensed Marks. These guidelines shall be interpreted in keeping with such ends.

2. A National Account is an entity with employee and/or retiree locations in more than one Plan's Service Area. Unless otherwise agreed, a National Account is deemed located in the Service Area in which the corporate headquarters of the National Account is located. A local plant, office or division headquarters of an entity may be deemed a separate National Account when that local plant, office or division headquarters 1) has employee locations in more than one Service Area, and 2) has independent health benefit decision-making authority for the employees working at such local plant, office or division headquarters and for employees working at other locations outside the Service Area. In such a case, the local plant, office or division headquarters is a National Account that is deemed located in the Service Area in which such local plant, office or division headquarters is located. The Control Plan of a National Account is the Plan in whose Service Area the National Account is located. A participating ("Par") Plan is a Plan in whose Service Area the National Account has employee and/or retiree locations, but in which the National Account is not located.

3. The National Account Guidelines enunciated herein below shall be applicable only with respect to the business of new National Accounts acquired after January 1, 1991.

4. Control Plans shall utilize National Account identification cards complying with then currently effective BCBSA graphic standards in connection with all National Accounts business to facilitate administration thereof, to minimize subscriber and provider confusion, and to reflect a commitment to cooperation among Plans.


                                                           AMENDED JUNE 15, 2001

EXHIBIT 3

5. Disputes among Plans and/or BCBSA as to the interpretation or implementation of these Guidelines or as to other National Accounts issues shall be submitted to mediation and mandatory dispute resolution as provided in the License Agreement. For two years from the effective date of the License Agreement, however, such disputes shall be subject to mediation only, with the results of such mediation to be collected and reported in order to establish more definitive operating parameters for National Accounts business and to serve as ground rules for future binding dispute resolution.

6. The Control Plan may use the BlueCard Program (as defined by IPPC) to deliver benefits to employees and non-Medicare eligible retirees in a Participating Plan's service area if an alternative arrangement with the Participating Plan cannot be negotiated. The Participating Plan's minimum servicing requirement for those employees and non-Medicare retirees in its service area is to deliver benefits using the BlueCard Program. Account delivery is subject to the policies, provisions and procedures of the BlueCard Program.

7. For provider payments in a Participating Plan's area (on non-BlueCard claims), payment to the provider may be made by the Participating Plan or the Control Plan at the Participating Plan's option. If the Participating Plan elects to pay the provider, it may not withhold payment of a claim verified by the Control Plan or its designated processor, and payment must be in conformity with service criteria established by the Board of Directors of BCBSA (or an authorized committee thereof) to assure prompt payment, good service and minimum confusion with providers and subscribers. The Control Plan, at the Participating Plan's request, will also assure that measures are taken to protect the confidentiality of the data pertaining to provider reimbursement levels and profiles.


                                                     AMENDED AS OF JUNE 14, 1996

EXHIBIT 3

8. For claim payments in a Participating Plan's area (on non-BlueCard claims), Participating Plans are strongly encouraged, but not required, to pass along to the Control Plan part or all of local provider discounts and differentials for use by the Control Plan in negotiating financial arrangements with National Accounts. However, since the size, basis, form and use of local differentials can vary substantially among Plans and also by individual National Account characteristics, the degree and form of any discount or differential passed along to the Control Plan shall be strictly a matter of negotiated contractual agreement between a Participating Plan and the Control Plan and may also vary from one National Account to another. In order to facilitate the quotation of national account pricing and the offering of a variety of National Account delivery systems, all Plans are strongly encouraged to periodically publish to other Plans and the BCBSA their National Account contracting policies with respect to the handling of differentials.

     The Control Plan, in its financial agreements with a National Account, is expected to reasonably reflect the aggregate amount of differentials passed along to the Control Plan by all Participating Plans in a National Account. The exact form and substance of this may vary from one National Account to another and shall be a matter of explicit negotiation and contractual relationship between the National Account and the Control Plan. The specifics in an agreement between the Control Plan and the National Account may vary in form (e.g., a guaranteed offset against retentions, or a direct pass through, or a guaranteed aggregate percentage discount, or no pass back at all, etc.), and the Control Plan has the responsibility and the Authority to negotiate precise arrangements. However, irrespective of the final arrangements between the Control Plan and the National Account, a Participating Plan's liability for passing along differentials shall be limited to the contractual agreement the Participating Plan has with the Control Plan on a specific National Account.

9. Other than in contracting with health care providers or soliciting such contracts in areas contiguous to a Plan's Service Area in order to serve its subscribers or those of its licensed Controlled Affiliate residing or working in its Service Area, a Control Plan may not use the Licensed Marks and/or Name, as a tag line or otherwise, to negotiate directly with providers outside its Service Area.

EXHIBIT 4
GOVERNMENT PROGRAMS AND CERTAIN OTHER USES
Page 1 of 2


1. A Plan and its licensed Controlled Affiliate may use the Licensed Marks and Name in bidding on and executing a contract to serve a Government Program, and in thereafter communicating with the Government concerning the Program. With respect, however, to such contracts entered into after the 1st day of January, 1991, the Licensed Marks and Name will not be used in communications or transactions with beneficiaries or providers in the Government Program located outside a Plan's Service Area, unless the Plan can demonstrate to the satisfaction of BCBSA's governing body that such a restriction on use of the Licensed Marks and Name will jeopardize its ability to procure the contract for the Government Program. As to both existing and future contracts for Government Programs, Plans will discontinue use of the Licensed Marks and Name as to beneficiaries and Providers outside their Service Area as expeditiously as circumstances reasonably permit. Effective January 1, 1995, except as provided in the first sentence above, all use by a Plan of the Licensed Marks and Name in Government Programs outside of the Plan's Service Area shall be discontinued. Incidental communications outside a Plan's Service Area with resident or former resident beneficiaries of the Plan, and other categories of necessary incidental communications approved by BCBSA, are not prohibited.

2. In connection with activity otherwise in furtherance of the License Agreement, a Plan may use the Licensed Marks and Name outside its Service Area in the following circumstances which are deemed legitimate and necessary and not likely to cause consumer confusion:

     a. sending letterhead, envelopes, and similar items solely for administrative purposes (e.g., not for purposes of marketing, advertising, promoting, selling or soliciting the sale of health care plans and related services);

     b.   distributing business cards other than in marketing and selling;

     c. contracting with health care providers or soliciting such contracts in areas contiguous to a Plan's Service Area in order to serve its subscribers or those of its licensed Controlled Affiliate residing or working in its service area;

     d. issuing a small sign containing the legal name or trade name of the Plan or its licensed Controlled Affiliate for display by a provider to identify the latter as a participating provider of the Plan or Controlled Affiliate;

                                                          AMENDED MARCH 16, 2001

EXHIBIT 4

Page 2 of 2


     e. advertising in publications or electronic media solely to persons for employment;

     f. advertising in print, electronic or other media which serve, as a substantial market, the Service Area of the Plan or licensed Controlled Affiliate, provided that no Plan may advertise outside its Service Area on the national broadcast and cable networks and that advertisements in national print media are limited to the smallest regional edition encompassing the Service Area;

     g. advertising by direct mail where the addressee's zip code plus 4 includes, at least in part, the Plan's Service Area or that of a licensed Controlled Affiliate.

     h. negotiating rates with a health care provider for services to a specific member in case management, provided that:

          (1) the health care provider does not contract with the Licensee (or any of the Licensees in the case of overlapping Service Areas) in whose Service Area the health care provider is located; and

          (2) the Licensee(s) in whose Service Area the health care provider is located consent(s) in advance.



                                                       AMENDED NOVEMBER 15, 2001

EXHIBIT 5

MEDIATION AND MANDATORY DISPUTE RESOLUTION (MMDR) RULES

     The Blue Cross and Blue Shield Plans ("Plans") and the Blue Cross Blue Shield Association ("BCBSA") recognize and acknowledge that the Blue Cross and Blue Shield system is a unique nonprofit and for-profit system offering cost effective health care financing and services. The Plans and BCBSA desire to utilize Mediation and Mandatory Dispute Resolution ("MMDR") to avoid expensive and time-consuming litigation that may otherwise occur in the federal and state judicial systems. Even MMDR should be viewed, however, as methods of last resort, all other procedures for dispute resolution having failed. Except as otherwise provided in the License Agreements, the Plans, their Controlled Affiliates and BCBSA agree to submit all disputes to MMDR pursuant to these Rules and in lieu of litigation.

1.   INITIATION OF PROCEEDINGS

     A.   Pre-MMDR Efforts

     Before filing a Complaint to invoke the MMDR process, the CEO of a complaining party, or his/her designated representative, shall undertake good faith efforts with the other side(s) to try to resolve any dispute.

     B.   Complaint

     To commence a proceeding, the complaining party (or parties) shall provide by certified mail, return receipt requested, a written Complaint to the BCBSA Corporate Secretary (which shall also constitute service on BCBSA if it is a respondent) and to any Plan(s) and/or Controlled Affiliate(s) named therein. The Complaint shall contain:

      i. identification of the complaining party (or parties) requesting the proceeding;

      ii.   identification of the respondent(s);

      iii. identification of any other persons or entities who are interested in a resolution of the dispute;

      iv.   a full statement describing the nature of the dispute;

      v. identification of all of the issues that are being submitted for resolution;

                                                 AMENDED AS OF NOVEMBER 21, 1996

      vi.   the remedy sought;

      vii. a statement as to whether the complaining party (or parties) elect(s) first to pursue Mediation;

      viii. any request, if applicable, that one or more members of the Mediation Committee be disqualified from the proceeding and the grounds for such request;

      ix. any request, if applicable, that the matter be handled on an expedited basis and the reasons therefor; and

      x. a statement signed by the CEO of the complaining party affirming that the CEO has undertaken efforts, or has directed efforts to be undertaken, to resolve the dispute before resorting to the MMDR process.

The complaining party (or parties) shall file and serve with the Complaint copies of all documents which the party (or parties) intend(s) to offer at the Arbitration Hearing and a statement identifying the witnesses the party (or parties) intend(s) to present at the Hearing, along with a summary of each witness' expected testimony.

     C.   Answer

     Within twenty (20) days after receipt of the Complaint, each respondent shall serve on the BCBSA and on the complaining party (or parties) and on the Chairman of the Mediation Committee;

          i.   a full Answer to the aforesaid Complaint;

          ii. a statement of any Counterclaims against the complaining party (or parties), providing with respect thereto the information specified in Paragraph 1.B., above;

          iii. a statement as to whether the respondent elects to first pursue Mediation;

          iv. any request, if applicable, that one or more members of the Mediation Committee be disqualified from the proceeding and the grounds for such request; and

          v. any request, if applicable, that the matter be handled on an expedited basis and the reasons therefor.

The respondent(s) shall file and serve with the Answer or by the date of the Initial Conference set forth in Paragraph 3.B., below, copies of all documents which the respondent(s) intend(s) to offer at the Arbitration Hearing and a statement identifying the witnesses the party (or parties) intend(s) to present at the Hearing, along with a summary of each witness' expected testimony.

     D. Reply To Counterclaim

     Within ten (10) days after receipt of any Counterclaim, the complaining party (or parties) shall serve on BCBSA and on the responding party (or parties) and on the Chairman of the Mediation Committee, a Reply to the Counterclaim. Such Reply must provide the same information required by Paragraph 1.C.

2. MEDIATION

     A. Mediation Committee

     To facilitate the mediation of disputes between or among BCBSA, the Plans and/or their Controlled Affiliates, the BCBSA Board has established a Mediation Committee. Mediation may be pursued in lieu of or in an effort to obviate the Mandatory Dispute Resolution process, and all parties are strongly urged to exhaust the mediation procedure.

     B. Election To Mediate

     If any party elects first to pursue Mediation, and if it appears to the Corporate Secretary that the dispute falls within the jurisdiction of the Mediation Committee, as set forth in Exhibit 5-A hereto, then the Corporate Secretary will promptly furnish the Mediation Committee with copies of the Complaint, Answer, Counterclaim and Reply to Counterclaim, and other documents referenced in Paragraph 1, above.

     C. Selection of Mediators

     The parties shall promptly attempt to agree upon: (i) the number of mediators desired, not to exceed three mediators; and (ii) the selection of the mediator(s) who may include members of the Mediation Committee and/or experienced mediators from an independent entity to mediate all disputes set forth in the Complaint and Answer (and Counterclaim and Reply, if any). In the event the parties cannot agree upon the number of mediators desired, that number shall default to three. In the event the parties cannot agree upon the selection of mediator(s), the Chairman will select the mediator(s), at least one of which shall be an experienced mediator from an independent entity, consistent with the provisions set forth in this Paragraph. No member of the Mediation Committee who is a representative of any party to the Mediation may be selected to mediate the dispute. The Chairman shall also endeavor not to select as a mediator any member of the Mediation Committee whom a party has requested to be disqualified. If, after due regard for availability, expertise, and such other considerations as may best promote an expeditious Mediation, the Chairman believes that he or she must consider for selection a member of the Mediation Committee whom a party has requested to be disqualified, the other members of the Committee eligible to be selected to mediate the dispute shall decide the request for disqualification. By agreeing to participate in the Mediation of a dispute, a member of the Mediation Committee represents to the party (or parties) thereto that he or she knows of no grounds which would require his or her disqualification.

     D. Binding Decision

     Before the date of the Mediation Hearing described below, the Corporate Secretary will contact the party (or parties) to determine whether they wish to be bound by any recommendation of the selected mediators for resolution of the disputes. If all wish to be bound, the Corporate Secretary will send appropriate documentation to them for their signatures before the Mediation Hearing begins.

     E. Mediation Procedure

     The Chairman shall promptly advise the parties of a scheduled Mediation Hearing date. Unless a party requests an expedited procedure, or unless all parties to the proceeding agree to one or more extensions of time, the Mediation Hearing set forth below shall be completed within forty (40) days of BCBSA's receipt of the Complaint. The selected mediators, unless the parties otherwise agree, shall adhere to the following procedure:

          i. Each party must be represented by its CEO or other representative who has been delegated full authority to resolve the dispute. However, parties may send additional representatives as they see fit.

          ii. By no later than five (5) days prior to the date designated for the Mediation Hearing, each party shall supply and serve a list of all persons who will be attending the Mediation Hearing, and indicate who will have the authority to resolve the dispute.

          iii. Each party will be given one-half hour to present its case, beginning with the complaining party (or parties), followed by the other party or parties. The parties are free to structure their presentations as they see fit, using oral statements or direct examination of witnesses. However, neither cross-examination nor questioning of opposing representatives will be permitted. At the close of each presentation, the selected mediators will be given an opportunity to ask questions of the presenters and witnesses. All parties must be present throughout the Mediation Hearing. The selected mediators may extend the time allowed for each party's presentation at the Mediation Hearing. The selected mediators may meet in executive session, outside the presence of the parties, or may meet with the parties separately, to discuss the controversy.

          iv. After the close of the presentations, the parties will attempt to negotiate a settlement of the dispute. If the parties desire, the selected mediators, or any one or more of the selected mediators, will sit in on the negotiations.

          v. After the close of the presentations, the selected mediators may meet privately to agree upon a recommendation for resolution of the dispute which would be submitted to the parties for their consideration and approval. If the parties have previously agreed to be bound by the results of this procedure, this recommendation shall be binding upon the parties.

          vi. The purpose of the Mediation Hearing is to assist the parties to settle their grievances short of mandatory dispute resolution. As a result, the Mediation Hearing has been designed to be as informal as possible. Rules of evidence shall not apply. There will be no transcript of the proceedings, and no party may make a tape recording of the Mediation Hearing.

          vii. In order to facilitate a free and open discussion, the Mediation proceeding shall remain confidential. A "Stipulation to Confidentiality" which prohibits future use of settlement offers, all position papers or other statements furnished to the selected mediators, and decisions or recommendations in any Mediation proceeding shall be executed by each party.

         viii. Upon request of the selected mediators, or one of the parties, BCBSA staff may also submit documentation at any time during the proceedings.

     F. Notice Of Termination Of Mediation

     If the Mediation cannot be completed within the prescribed or agreed time period due to the lack of cooperation of any party, as determined by the selected mediators, or if the Mediation does not result in a final resolution of all disputes at the Mediation Hearing or within forty (40) days after the Complaint was served, whichever comes first, any party or any one of the selected mediators may so notify the Corporate Secretary, who shall promptly issue a Notice of termination of mediation to all parties, to the selected mediators, and to the MDR Administrator, defined below. Such notice shall serve to bring the Mediation to an end and to initiate Mandatory Dispute Resolution. Upon agreement of all parties and the selected mediators, the Mediation process may continue at the same time the MDR process is invoked. The Notice described above would serve to initiate the MDR proceeding and would not terminate the proceedings.

3. MANDATORY DISPUTE RESOLUTION (MDR)

     If all parties elect not to first pursue Mediation, or if a notice of termination of Mediation is issued as set forth in Paragraph 2.F., above, then the unresolved disputes set forth in any Complaint and Answer (and Counterclaim and Reply, if any) shall be subject to MDR.

     A.   MDR Administrator

     The Administrator shall be an independent entity such as the Center for Public Resources, Inc. or Endispute, Inc., specializing in alternative dispute resolution. The Administrator shall be designated initially, and may be changed from time to time, by the affirmative vote of a majority of the Plans present and voting and a majority of the total then current weighted vote of all the Plans present and voting.

     B.   Initial Conference

     Within five (5) days after a Notice of Termination has issued, or within five (5) days after the time for filing and serving the Reply to any Counterclaim if the parties elect first not to mediate, the parties shall confer with the Administrator to discuss selecting a dispute resolution panel ("the Panel"). This Initial Conference may be by telephone. The parties are encouraged to agree to the composition of the Panel and to present that agreement to the Administrator at the Initial Conference. If the parties do not agree on the composition of the Panel by the time of the Initial Conference, or by any extension thereof agreed to by all parties and the Administrator, then the Panel Selection Process set forth in subparagraph C shall be followed.


                                                      AMENDED SEPTEMBER 21, 2000

     C.   Panel Selection Process

     The Administrator shall designate at least seven potential arbitrators. The exact number designated shall be sufficient to give each party at least two peremptory strikes. Each party shall be permitted to strike any designee for cause and the Administrator shall determine the sufficiency thereof in its sole discretion. The Administrator will designate a replacement for any designee so stricken. Each party shall then be permitted two peremptory strikes. From the remaining designees, the Administrator shall select a three member Panel. The Administrator shall set the dates for exercising all strikes and shall complete the Panel Selection Process within fifteen (15) days of the Initial Conference. Each Arbitrator shall be compensated at his or her normal hourly rate or, in the absence of an established rate, at a reasonable hourly rate to be promptly fixed by the Administrator for all time spent in connection with the proceedings and shall be reimbursed for any travel and other reasonable expenses.

     D.   Duties Of The Arbitrators

     The Panel shall promptly designate a Presiding Arbitrator for the purposes reflected below, but shall retain the power to review and modify any ruling or other action of said Presiding Arbitrator. Each Arbitrator shall be an independent Arbitrator, shall be governed by the Code of Ethics for Arbitrators in Commercial Disputes, appended as Exhibit "5-B" hereto, and shall at or prior to the commencement of any Arbitration Hearing take an oath to that effect. Each Arbitrator shall promptly disclose in writing to the Panel and to the parties any circumstances, whenever arising, that might cause doubt as to such Arbitrator's compliance, or ability to comply, with said Code of Ethics, and, absent resignation by such Arbitrator, the remaining Arbitrators shall determine in their sole discretion whether the circumstances so disclosed constitute grounds for disqualification and for replacement. With respect to such circumstances arising or coming to the attention of a party after an Arbitrator's selection, a party may likewise request the Arbitrator's resignation or a determination as to disqualification by the remaining Arbitrators. With respect to a sole Arbitrator, the determination as to disqualification shall be made by the Administrator.

     There shall be no ex parte communication between the parties or their counsel and any member of the Panel.

     E.   Panel's Jurisdiction And Authority

     The Panel's jurisdiction and authority shall extend to all disputes between or among the Plans, their Controlled Affiliates, and/or BCBSA, except for those disputes excepted from these MMDR procedures as set forth in the License Agreements.

     With the exception of punitive or treble damages, the Panel shall have full authority to award the relief it deems appropriate to resolve the parties' disputes, including monetary awards and injunctions, mandatory or prohibitory. The Panel has no authority to award punitive or treble damages except that the Panel may allocate or assess responsibility for punitive or treble damages assessed by another tribunal. Subject to the above limitations, the Panel may, by way of example, but not of limitation:

          i. interpret or construe the meaning of any terms, phrase or provision in any license between BCBSA and a Plan or a Controlled Affiliate relating to the use of the BLUE CROSS(R)or BLUE SHIELD(R)service marks.

          ii. determine whether BCBSA, a Plan or a Controlled Affiliate has violated the terms or conditions of any license between the BCBSA and a Plan or a Controlled Affiliate relating to the use of the BLUE CROSS(R) or BLUE CROSS(R) service marks.

          iii. decide challenges as to its own jurisdiction.

          iv. issue such orders for interim relief as it deems appropriate pending Hearing and Award in any Arbitration.

     It is understood that the Panel is expected to resolve issues based on governing principles of law, preserving to the maximum extent legally possible the continued integrity of the Licensed Marks and the BLUE CROSS/BLUE SHIELD system. The Panel shall apply federal law to all issues which, if asserted in the United States District Court, would give rise to federal question jurisdiction, 28 U.S.C. ss. 1331. The Panel shall apply Illinois law to all issues involving interpretation, performance or construction of any License Agreement or Controlled Affiliate License Agreement unless the agreement otherwise provides. As to other issues, the Panel shall choose the applicable law based on conflicts of law principles of the State of Illinois.

     F. Administrative Conference And Preliminary Arbitration Hearing

     Within ten (10) days of the Panel being selected, the Presiding Arbitrator will schedule an Administrative Conference to discuss scheduling of the Arbitration Hearing and any other matter appropriate to be considered including: any written discovery in the form of requests for production of documents or requests to admit facts; the identity of any witness whose deposition a party may desire and a showing of exceptional good cause for the taking of any such deposition; the desirability of bifurcation or other separation of the issues; the need for and the type of record of conferences and hearings, including the need for transcripts; the need for expert witnesses and how expert testimony should be presented; the appropriateness of motions to dismiss and/or for full or partial summary judgment; consideration of stipulations; the desirability of presenting any direct testimony in writing; and the necessity for any on-site inspection by the Panel.

     G.   Discovery

          i. REQUESTS FOR PRODUCTION OF DOCUMENTS: All requests for the production of documents must be served as of the date of the Administrative Conference as set forth in Paragraph 3.F., above. Within twenty (20) days after receipt of a request for documents, a party shall produce all relevant and non-privileged documents to the requesting party. In his or her discretion, the Presiding Arbitrator may require the parties to provide lists in such detail as is deemed appropriate of all documents as to which privilege is claimed and may further require in-camera inspection of the same.

          ii. REQUESTS FOR ADMISSIONS: Requests for Admissions may be served up to 21 days prior to the Arbitration Hearing. A party served with Requests For Admissions must respond within twenty (20) days of receipt of said request. The good faith use of and response to Requests for Admissions is encouraged, and the Panel shall have full discretion, with reference to the Federal Rules of Civil Procedure, in awarding appropriate sanctions with respect to abuse of the procedure.

          iii. DEPOSITIONS As a general rule, the parties will not be permitted to take deposition testimony for discovery purposes. The Presiding Arbitrator, in his or her sole discretion, shall have the authority to permit a party to take such deposition testimony upon a showing of exceptional good cause, provided that no deposition, for discovery purposes or otherwise, shall exceed three (3) hours, excluding objections and colloquy of counsel.

          iv. EXPERT WITNESS(ES): If a party intends to present the testimony of an expert witness during the oral hearing, it shall provide all other parties with a written statement setting forth the information required to be provided by Fed. R. Civ. P. 26(b)(4)(A)(i) prior to the expiration of the discovery period.

          v. DISCOVERY CUT-OFF: The Presiding Arbitrator shall determine the date on which the discovery period will end, but the discovery period shall not exceed forty-five (45) days from its commencement, without the agreement of all parties.

          vi. ADDITIONAL DISCOVERY: Any additional discovery will be at the discretion of the Presiding Arbitrator. The Presiding Arbitrator is authorized to resolve all discovery disputes, which resolution will be binding on the parties unless modified by the Arbitration Panel. If a party refuses to comply with a decision resolving a discovery dispute, the Panel, in keeping with Fed. R. Civ. P. 37, may refuse to allow that party to support or oppose designated claims or defenses, prohibit that party from introducing designated matters into evidence or, in extreme cases, decide an issue submitted for resolution adversely to that party.

     H. Panel Suggested Settlement/Mediation

     At any point during the proceedings, the Panel at the request of any party or on its own initiative, may suggest that the parties explore settlement and that they do so at or before the conclusion of the Arbitration Hearing, and the Panel shall give such assistance in settlement negotiations as the parties may request and the Panel may deem appropriate. Alternatively, the Panel may direct the parties to endeavor to mediate their disputes as provided above, or to explore a mini-trial proceeding, or to have an independent party render a neutral evaluation of the parties' respective positions. The Panel shall enter such sanctions as it deems appropriate with respect to any party failing to pursue in good faith such Mediation or other alternate dispute resolution methods.

     I. Subpoenas On Third Parties

     Pursuant to, and consistent with, the Federal Arbitration Act, 9 U.S.C. ss. 9 et seq., a party may request the issuance of a subpoena on a third party, to compel testimony or documents, and, if good and sufficient cause is shown, the Panel shall issue such a subpoena.

     J. Arbitration Hearing

     An Arbitration Hearing will be held within thirty (30) days after the Administrative Conference if no discovery is taken, or within thirty (30) days after the close of discovery, unless all parties and the Panel agree to extend the Arbitration Hearing date, or unless the parties agree in writing to waive the Arbitration Hearing. The parties may mutually agree on the location of the Arbitration Hearing. If the parties fail to agree, the Arbitration Hearing shall be held in Chicago, Illinois, or at such other location determined by the Presiding Arbitrator to be most convenient to the participants. The Panel will determine the date(s) and time(s) of the Arbitration Hearing(s) after consultation with all parties and shall provide reasonable notice thereof to all parties or their representatives.

     K. Arbitration Hearing Memoranda

     Twenty (20) days prior to the Arbitration Hearing, each party shall submit to the other party (or parties) and to the Panel an Arbitration Hearing Memorandum which sets forth the applicable law and any argument as to any relevant issue. The Arbitration Hearing Memorandum will supplement, and not repeat, the allegations, information and documents contained in or with the Complaint, Answer, Counterclaim and Reply, if any. Ten (10) days prior to the Arbitration Hearing, each party may submit to the other party (or parties) and to the Panel a Response Arbitration Hearing Memorandum which sets forth any response to another party's Arbitration Hearing Memorandum.

     L. Notice For Testimony

     Ten (10) days prior to the Arbitration Hearing, any party may serve a Notice on any other party (or parties) requesting the attendance at the Arbitration Hearing of any officer, employee or director of the other party (or parties) for the purpose of providing noncumulative testimony. If a party fails to produce one of its officers, employees or directors whose noncumulative testimony during the Arbitration Hearing is reasonably requested by an adverse party, the Panel may refuse to allow that party to support or oppose designated claims or defenses, prohibit that party from introducing designated matters into evidence or, in extreme cases, decide an issue submitted for mandatory dispute resolution adversely to that party. This Rule may not be used for the purpose of burdening or harassing any party, and the Presiding Arbitrator may impose such orders as are appropriate so as to prevent or remedy any such burden or harassment.

     M. Arbitration Hearing Procedures

        i. ATTENDANCE AT ARBITRATION HEARING: Any person having a direct interest in the proceeding is entitled to attend the Arbitration Hearing. The Presiding Arbitrator shall otherwise have the power to require the exclusion of any witness, other than a party or other essential person, during the testimony of any other witness. It shall be discretionary with the Presiding Arbitrator to determine the propriety of the attendance of any other person.

        ii. CONFIDENTIALITY: The Panel and all parties shall maintain the privacy of the Arbitration Proceeding. The parties and the Panel shall treat the Arbitration Hearing and any discovery or other proceedings or events related thereto, including any award resulting therefrom, as confidential except as otherwise necessary in connection with a judicial challenge to or enforcement of an award or unless otherwise required by law.

        iii. STENOGRAPHIC RECORD: Any party, or if the parties do not object, the Panel, may request that a stenographic or other record be made of any Arbitration Hearing or portion thereof. The costs of the recording and/or of preparing the transcript shall be borne by the requesting party and by any party who receives a copy thereof. If the Panel requests a recording and/or a transcript, the costs thereof shall be borne equally by the parties.

        iv. OATHS: The Panel may require witnesses to testify under oath or affirmation administered by any duly qualified person and, if requested by any party, shall do so.

        v. ORDER OF ARBITRATION HEARING: An Arbitration Hearing shall be opened by the recording of the date, time, and place of the Arbitration Hearing, and the presence of the Panel, the parties, and their representatives, if any. The Panel may, at the beginning of the Arbitration Hearing, ask for statements clarifying the issues involved.

                Unless otherwise agreed, the complaining party (or parties) shall then present evidence to support their claim(s). The respondent(s) shall then present evidence supporting their defenses and Counterclaims, if any. The complaining party (or parties) shall then present evidence supporting defenses to the Counterclaims, if any, and rebuttal.

                Witnesses for each party shall submit to questions by adverse parties and/or the Panel.

                The Panel has the discretion to vary these procedures, but shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.

        vi. EVIDENCE: The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the Panel may deem necessary to an understanding and resolution of the dispute. Unless good cause is shown, as determined by the Panel or agreed to by all other parties, no party shall be permitted to offer evidence at the Arbitration Hearing which was not disclosed prior to the Arbitration Hearing by that party. The Panel may receive and consider the evidence of witnesses by affidavit upon such terms as the Panel deems appropriate.

                The Panel shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence, other than enforcement of the attorney-client privilege and the work product protection, shall not be necessary. The Federal Rules of Evidence shall be considered by the Panel in conducting the Arbitration Hearing but those rules shall not be controlling. All evidence shall be taken in the presence of the Panel and all of the parties, except where any party is in default or has waived the right to be present.

                Settlement offers by any party in connection with Mediation or MDR proceedings, decisions or recommendations of the selected mediators, and a party's position papers or statements furnished to the selected mediators shall not be admissible evidence or considered by the Panel without the consent of all parties.

        vii. CLOSING OF ARBITRATION HEARING: The Presiding Arbitrator shall specifically inquire of all parties whether they have any further proofs to offer or witnesses to be heard. Upon receiving negative replies or if he or she is satisfied that the record is complete, the Presiding Arbitrator shall declare the Arbitration Hearing closed with an appropriate notation made on the record. Subject to being reopened as provided below, the time within which the Panel is required to make the award shall commence to run, in the absence of contrary agreement by the parties, upon the closing of the Arbitration Hearing.

                With respect to complex disputes, the Panel may, in its sole discretion, defer the closing of the Arbitration Hearing for a period of up to thirty (30) days after the presentation of proofs in order to permit the parties to submit post-hearing briefs and argument, as the Panel deems appropriate, prior to making an award.

                For good cause, the Arbitration Hearing may be reopened for up to thirty (30) days on the Panel's initiative, or upon application of a party, at any time before the award is made.

     N. Awards

     An Award must be in writing and shall be made promptly by the Panel and, unless otherwise agreed by the parties or specified by law, no later than thirty
(30) days from the date of closing the Arbitration Hearing. If all parties so request, the Award shall contain findings of fact and conclusions of law. The Award, and all other rulings and determinations by the Panel, may be by a majority vote.

     Parties shall accept as legal delivery of the Award the placing of the Award or a true copy thereof in the mail addressed to a party or its representative at its last known address or personal service of the Award on a party or its representative.

     Awards are binding only on the parties to the Arbitration and are not binding on any non-parties to the Arbitration and may not be used or cited as precedent in any other proceeding.

     After the expiration of twenty (20) days from initial delivery, the Award (with corrections, if any) shall be final and binding on the parties, and the parties shall undertake to carry out the Award without delay.

     Proceedings to confirm, modify or vacate an Award shall be conducted in conformity with and controlled by the Federal Arbitration Act. 9 U.S.C.ss.1, et seq.

     O. Return Of Documents

     Within sixty (60) days after the Award and the conclusion of any judicial proceedings with respect thereto, each party and the Panel shall return any documents produced by any other party, including all copies thereof. If a party receives a discovery request in any other proceeding which would require it to produce any documents produced to it by any other party in a proceeding hereunder, it shall not produce such documents without first notifying the producing party and giving said party reasonable time to respond, if appropriate, to the discovery request.

4. MISCELLANEOUS

     A. Expedited Procedures

     Any party to a Mediation may direct a request for an expedited Mediation Hearing to the Chairman of the Mediation Committee, to the selected Mediators, and to all other parties at any time. The Chairman of the Mediation Committee, or at his or her direction, the then selected Mediators, shall grant any request which is supported by good and sufficient reasons. If such a request is granted, the Mediation shall be completed within as short a period as practicable, as determined by the Chairman of the Mediation Committee or, at his or her direction, the then selected Mediators.

     Any party to an Arbitration may direct a request for expedited proceedings to the Administrator, to the Panel, and to all other parties at any time. The Administrator, or the Presiding Arbitrator if the Panel has been selected, shall grant any such request which is supported by good and sufficient reasons. If such a request is granted, the Arbitration shall be completed within as short a time as practicable, as determined by the Administrator and/or the Presiding Arbitrator.

     B. Temporary Or Preliminary Injunctive Relief

     Any party may seek temporary or preliminary injunctive relief with the filing of a Complaint or at any time thereafter. If such relief is sought prior to the time that an Arbitration Panel has been selected, then the Administrator shall select a single Arbitrator who is a lawyer who has no interest in the subject matter of the dispute, and no connection to any of the parties, to hear and determine the request for temporary or preliminary injunction. If such relief is sought after the time that an Arbitration Panel has been selected, then the Arbitration Panel will hear and determine the request. The request for temporary or preliminary injunctive relief will be determined with reference to the temporary or preliminary injunction standards set forth in Fed. R. Civ. P. 65.

     C. Defaults And Proceedings In The Absence Of A Party

     Whenever a party fails to comply with the MDR Rules in a manner deemed material by the Panel, the Panel shall fix a reasonable time for compliance and, if the party does not comply within said period, the Panel may enter an Order of default or afford such other relief as it deems appropriate. Arbitration may proceed in the event of a default or in the absence of any party who, after due notice, fails to be present or fails to obtain an extension. An Award shall not be made solely on the default or absence of a party, but the Panel shall require the party who is present to submit such evidence as the Panel may require for the making of findings, determinations, conclusions, and Awards.

     D. Notice

     Each party shall be deemed to have consented that any papers, notices, or process necessary or proper for the initiation or continuation of a proceeding under these rules or for any court action in connection therewith may be served on a party by mail addressed to the party or its representative at its last known address or by personal service, in or outside the state where the MDR proceeding is to be held.

     The Corporate Secretary and the parties may also use facsimile transmission, telex, telegram, or other written forms of electronic communication to give the notices required by these rules.

     E. Expenses

     The expenses of witnesses shall be paid by the party causing or requesting the appearance of such witnesses. All expenses of the MDR proceeding, including compensation, required travel and other reasonable expenses of the Panel, and the cost of any proof produced at the direct request of the Panel, shall be borne equally by the parties and shall be paid periodically on a timely basis, unless they agree otherwise or unless the Panel in the Award assesses such expenses, or any part thereof against any party (or parties). In exceptional cases, the Panel may award reasonable attorneys' fees as an item of expense, and the Panel shall promptly determine the amount of such fees based on affidavits or such other proofs as the Panel deems sufficient.

     F. Disqualification Or Disability Of A Panel Member

     In the event that any Arbitrator of a Panel with more than one Arbitrator should become disqualified, resign, die, or refuse or be unable to perform or discharge his or her duties after the commencement of MDR but prior to the rendition of an Award, and the parties are unable to agree upon a replacement, the remaining Panel member(s):

        i. shall designate a replacement, subject to the right of any party to challenge such replacement for cause.

        ii. shall decide the extent to which previously held hearings shall be repeated.

     If the remaining Panel members consider the proceedings to have progressed to a stage as to make replacement impracticable, the parties may agree, as an alternative to the recommencement of the Mandatory Dispute Resolution process, to resolution of the dispute by the remaining Panel members.

     In the event that a single Arbitrator should become disqualified, resign, die, or refuse or be unable to perform or discharge his or her duties after the commencement of MDR but prior to the rendition of an Award, and the parties are unable to agree upon a replacement, the Administrator shall appoint a successor, subject to the right of any party to challenge such successor for cause, and the successor shall decide the extent to which previously held proceedings shall be repeated.

     G. Extensions of Time

     Any time limit set forth in these Rules may be extended upon agreement of the parties and approval of: (i) the Chairman of the Mediation Committee if the proceeding is then in Mediation; (ii) the Administrator if the proceeding is in Arbitration, but no Arbitration Panel has been selected; or (iii) the Arbitration Panel, if the proceeding is in Arbitration and the Arbitration Panel has been selected.

     H. Intervention

     The Plans, their Controlled Affiliates, and BCBSA, to the extent subject to MMDR pursuant to their License Agreements, shall have the right to move to intervene in any pending Arbitration. A written motion for intervention shall be made to: (i) the Administrator, if the proceeding is in Arbitration, but no Arbitration Panel has been selected; or (ii) the Arbitration Panel, if the proceeding is in Arbitration and the Arbitration Panel has been selected. The written motion for intervention shall be delivered to the BCBSA Corporate Secretary (which shall also constitute service on the BCBSA if it is a respondent) and to any Plan(s) and/or Controlled Affiliate(s) which are parties to the proceeding. Any party to the proceeding can submit written objections to the motion to intervene. The motion for intervention shall be granted upon good cause shown. Intervention also may be allowed by stipulation of the parties to the Arbitration proceeding. Intervention shall be allowed upon such terms as the Arbitration Panel decides.

     I. BCBSA Assistance In Resolution of Disputes

     The resources and personnel of the BCBSA may be requested by any member Plan at any time to try to resolve disputes with another Plan.

                                                      AMENDED SEPTEMBER 21, 2000

     J. Neutral Evaluation

     The parties can voluntarily agree at any time to have an independent party render a neutral evaluation of the parties' respective positions.

     K. Recovery of Attorney Fees and Expenses

        Motions to Compel

     Notwithstanding any other provisions of these Rules, any Party subject to the License Agreements (for purposes of this Section K and all of its sub-sections only hereinafter referred to collectively and individually as a "Party") that initiates a court action or administrative proceeding solely to compel adherence to these Rules shall not be determined to have violated these Rules by initiating such action or proceeding.

        Recovery of Fees, Expenses and Costs

     The Arbitration Panel may, in its sole discretion, award a Party its reasonable attorneys' fees, expenses and costs associated with a filing to compel adherence to these Rules and/or reasonable attorneys' fees, expenses and costs incurred in responding to an action filed in violation of these Rules; provided, however, that neither fees, expenses, nor costs shall be awarded by the Arbitration Panel if the Party from which the award is sought can demonstrate to the Arbitration panel, in its sole discretion, that it did not violate these Rules or that it had reasonable grounds for believing that its action did not violate these Rules.

        Requests for Reimbursement

     For purposes of this Section K, any Party may request reimbursement of fees, expenses and/or costs by submitting said request in writing to the Arbitration Panel at any time before an award is delivered pursuant to
     Section 3-N hereof, with a copy to the Party from which reimbursement is sought, explaining why it is entitled to such reimbursement. The Party from which reimbursement is sought shall have 20 days to submit a response to such request to the Arbitration Panel with a copy to the Party seeking reimbursement.

                                                      AMENDED SEPTEMBER 21, 2000

                                                                     EXHIBIT 5-A

                               MEDIATION COMMITTEE


REPORTS TO: Board of Directors


CHARGE:  1.    Develop and implement processes for resolving misunderstandings or disagreements between Plans or between Plans and the Association under the following circumstances:

               a. Matters at issue regarding relationships between Plans or between Plans and the Association.

               b. Matters at issue regarding relationships between Plans or between Plans and the Association.

               c. Matters at issue under the Inter-Plan Bank, Reciprocity, and Transfer Programs.

               d. Matters at issue regarding contractor selection or performance under the Medicare Part A Program.

         2. Determination of equalization allowances and/or cost allowances under FEP shall not be considered by this Committee.


MEMBERSHIP:  Six to Eight


STAFF:       Senior Vice President and General Counsel